EXHIBIT 4 (14)


        TO:  Embassy Suites, Inc. ("Counterparty")
             Attn:  Carol Champion
             Rapidfax: (901) 762-8777

        FROM:     Bank of America National Trust and Savings Association
                  ("BofA")
                  185 Berry Street
                  San Francisco, CA 94107
                  Derivative Products Operations
                  Phone No.: (415) 624-1111
                  Rapidfax No.: (415) 624-1101

        DATE:     January 25, 1995

        RE:  USD  50,000,000.00 Swap Transaction

        Dear Sir/Madam:

             The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement specified below.

             The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

             1. This Confirmation supplements, forms part of, and is subject to, the Interest Rate and Currency Exchange Agreement dated as of May 13, 1993, as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

             THIS FACSIMILE TRANSMISSION WILL BE THE ONLY WRITTEN COMMUNICATION REGARDING THIS SWAP TRANSACTION. Pursuant to ISDA guidelines, this facsimile transmission will be sufficient for all purposes to evidence a binding supplement to the Agreement. However, should you have an internal requirement for confirmations with an original signature, we request that you sign and return this Confirmation by facsimile, whereupon, we will add an original signature to the fully executed Confirmation, and forward it to you by mail.

             2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

        Notional Amount:                   USD  50,000,000.00

        Trade Date:                        January 24, 1995
        Effective Date:                         January 26, 1995
        Termination Date:                  January 26, 1998, subject to
                                           adjustment in accordance with the
                                           Modified Following Business Day
                                           Convention

        Fixed Amounts:

             Fixed Rate Payer:             Counterparty

             Fixed Rate Payer Payment Dates:    The 15th of every February,
                                                May, August and November,
                                                beginning with February 15,
                                                1995 and ending on and
                                                including the Termination Date

        January 25, 1995
        Page 2


                    Fixed Amount:                           Calculation  x  Fixed   x  Fixed Rate Day
                                                            Amount          Rate        Count Fraction

                    Fixed Rate:                             7.91400%

                    Fixed Rate Day Count Fraction:          Actual/360

            Floating Amounts:

                    Floating Rate Payer:                    BofA

                    Floating Rate Payer
                    Payment Dates:                          Same as Fixed Rate Payor Payment Dates

                    Floating Rate for Initial
                    Calculation Period:                     6.00000%

                    Floating Rate Option:                   USD-LIBOR-BBA

                    Designated Maturity:                    Three (3) Months

                    Spread:                                 None

                    Floating Rate Day
                    Count Fraction:                         Actual/360

                    Reset Dates:                            First day of each Calculation Period

                    Compounding:                            Inapplicable

            Business Day:                                   New York and London

            Business Day Convention:                        Modified Following
            Calculation Agent:                              BofA

            3.      Account Details

                    Payment to BofA:                        Fed Funds to Bank of America NT and SA San Francisco ABA NO.
                                                            1210-0035-8 BISD Acct No. 33006-83980  Attn:  IRS Operations

                    Payment to Counterparty:                Fed Funds to First Tennessee Bank Memphis, Tennessee ABA No.
                                                            0840-0002-6 A/C Embassy Suites Inc. Acct. No. 841 900

        January 25, 1995
        Page 3


        4.   Offices:

             Office of BofA:                    The San Francisco Head Office

             Office of Counterparty:            Memphis, TN

        Variations to the Agreement
        for this Swap Transaction:              None

             Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a telex or letter, within 24 hours of receipt of this Confirmation to Bank of America NT & SA San Francisco Telex No. 249839 Answer Back OPRST UR or Rapifax No. 415-624-1101 Attention: Derivative Products Operations, substantially in the form below:

        Quote

             We acknowledge receipt of your rapidfax dated January 25, 1995 with respect to the Swap Transaction entered into on January 24, 1995 between Embassy Suites, Inc. and Bank of America National Trust and Savings Association with a Notional Amount of USD 50,000,000.00 and a Termination Date of January 26, 1998, and confirm our agreement to be bound by the terms specified in such rapidfax.

        Unquote

             This Confirmation shall be conclusively deemed accurate and complete by Counterparty if not objected to within two (2) Business Days from the date of receipt.

                                           Yours sincerely,



                                           For and on behalf of:
                                           BANK OF AMERICA NATIONAL
                                           TRUST AND SAVINGS ASSOCIATION


                                      By:       /s/Scott K. Rosebrook
                                           -----------------------------------
                                      Name:     Scott K. Rosebrook
                                           -----------------------------------
                                      Title:    Vice President
                                           -----------------------------------
        Confirmed as of the
        date first above written:
        EMBASSY SUITES, INC.


        By:       /s/Carol G. Champion                    By:
                  --------------------------                    ----------------
        Name:     Carol G. Champion                       Name:
                  --------------------------                    ----------------
        Title:    Assistant Treasurer                     Title:
                  --------------------------                    ----------------